UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 8, 2020

Commercial Metals Company

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338
(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2020, the board of directors (the “Board”) of Commercial Metals Company (the “Company”), pursuant to applicable provisions of the Company’s Restated Certificate of Incorporation, as amended, and Fourth Amended and Restated Bylaws, (i) increased the size of the Board from 10 members to 11 members and (ii) appointed Peter Matt to serve as a Class I director of the Company, in each case, effective immediately prior to the meeting of the Board currently anticipated to take place on June 16, 2020. As such, Mr. Matt will stand for re-election at the Company’s 2023 annual meeting of stockholders. The Board has not yet determined the committee(s) of the Board, if any, to which Mr. Matt will be named.

Since January 1, 2017, Mr. Matt has served as Executive Vice President and Chief Financial Officer of Constellium S.E., a leading global aluminum fabrication company. From November 2015 to November 2016, Mr. Matt served as the Managing Partner of Tumpline Capital, LLC, a merchant banking boutique. From 1985 through November 2015, Mr. Matt worked for The First Boston Corporation/Credit Suisse in a wide range of investment banking roles and extensively across the global steel industry. In his final position at the firm, he was a Managing Director and Group Head, Global Industrials in the Americas. Mr. Matt currently serves as a board member of F. X. Matt Brewing Company. Mr. Matt earned a bachelor’s degree from Amherst College.

As compensation for his service on the Board, Mr. Matt will receive the Company’s standard compensation for non-employee directors. There are no arrangements or understandings between Mr. Matt and any other persons pursuant to which Mr. Matt was named a director of the Company. Except as noted herein, Mr. Matt does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following matters were voted upon by the stockholders of the Company at the Company’s annual meeting of stockholders held on January 8, 2020 (the “Annual Meeting”). For more information about the following matters, see the Company’s definitive proxy statement dated November 25, 2019.

(1)    the election of three persons to serve as Class I directors to serve until the 2023 annual meeting of stockholders and until their successors are elected;

(2)    the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2020;

(3)    the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the Annual Meeting; and

(4)    the approval of the Company’s 2013 Long-Term Equity Incentive Plan as amended and restated.

The following is a summary of the final voting results for each matter presented to the stockholders:

Election of Directors:

Director’s Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Vicki L. Avril	95,443,899	—	996,724	11,519,715
Sarah E. Raiss	95,304,793	—	1,135,830	11,519,715
J. David Smith	94,117,783	—	2,322,840	11,519,715

All three directors were elected to serve three-year terms expiring at the 2023 annual meeting of stockholders.

Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
106,355,868	1,538,306	66,164	—

Approval, on an Advisory Basis, of Executive Compensation:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
93,765,743	2,375,116	299,764	11,519,715

Approval on the Company’s 2013 Long-Term Equity Incentive Plan:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
94,307,090	1,781,681	351,852	11,519,715

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY
Date: January 13, 2020
	By:	/s/ Paul K. Kirkpatrick
	Name:	Paul K. Kirkpatrick
	Title:	Vice President, General Counsel and Corporate Secretary